                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       November 25, 1996
                                                 -----------------------------


                           SEARCH CAPITAL GROUP, INC.
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             (Exact name of registrant as specified in its charter)



           DELAWARE                         0-9539                41-1356819
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(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
        incorporation)                                       Identification No.)


           700 N. PEARL STREET
                SUITE 400
              DALLAS, TEXAS                                   75201-7490
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(Address of principal executive offices)                      (Zip Code)



     Registrant's telephone number, including area code    (214) 965-6000
                                                         ------------------


                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

         Effective November 25, 1996, Registrant completed its acquisition of certain assets of U.S. Lending Corporation ("USLC"). At closing, Registrant acquired cash of approximately $3.5 million, used motor vehicle retail installment sales contracts with total unpaid installments of approximately $2 million, repossessed motor vehicles with an aggregate wholesale value of approximately $78,000 and an undetermined amount of delinquent accounts and foreclosure deficiency balances. In consideration for those assets, Registrants issued 271,867 shares of 9%/7% Convertible Preferred Stock, 231,066 shares of Common Stock and Warrants expiring March 14, 2001 to purchase 154,960 shares of Common Stock at an initial exercise price of $16.00 per share, increasing $2.00 per share per year.

         Over the period from February 1993 through May 1995, USLC's historical credit losses on its portfolio of contracts as a percentage of the outstanding contracts receivable were approximately 26%. Registrant has acquired limited assets from USLC, not USLC's business. Registrant believes USLC's historical financial statements are not indicative of the performance of the assets acquired and would not be useful to investors. Registrant does not intend to resume USLC's underwriting or servicing activities. As a consequence, the expenses of USLC reflected in its prior financial statements may not be indicative of Registrant's future expenses with respect to the acquired assets. The Company's financial condition, liquidity and capital resources have been improved by the acquired cash and over time should be further improved by the collection of the contracts acquired from USLC. Registrant does not expect to have any substantial increase in general and administrative expenses as a result of the acquisition and, consequently, expects to have improved operating results from the increased revenues resulting from the collection of the contracts acquired from USLC.

         The statements in the foregoing paragraph regarding future improvement in the Company's financial condition, liquidity and capital resources, and improved operating results, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that involve risks or uncertainties, including principally whether the obligors of the contracts acquired make the payments required thereunder in a timely manner.





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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C)     EXHIBITS.

Exhibit No.    Description
-----------    -----------

    10.1       Asset Purchase  Agreement (the "Asset Purchase Agreement") among  U.S. Lending Corporation, as
               Debtor-In-Possession, and Search  Capital Group, Inc. and Search  Funding III, Inc. dated July
               17, 1996 (Incorporated  by reference to Exhibit 10.1 to Registrant's  Quarterly Report on Form
               10-Q for the quarter ended June 30, 1996)

    10.2       Second  Amendment dated  November 5,  1996 to  the Asset  Purchase Agreement  (Incorporated by
               reference to Exhibit 10.1 to Registrant's Quarterly Report  on Form 10-Q for the quarter ended
               September 30, 1996)




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
                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SEARCH CAPITAL GROUP, INC.



                                By:          /s/ Robert D. Idzi
                                        --------------------------------------
                                        Robert D. Idzi
                                        Senior Executive Vice President


Dated:   December 16, 1996


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
                                 EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

    10.1       Asset Purchase Agreement (the "Asset Purchase  Agreement") among U.S. Lending Corporation,  as
               Debtor-In-Possession, and Search Capital Group, Inc. and  Search Funding III, Inc. dated  July
               17, 1996 (Incorporated by reference  to Exhibit 10.1 to Registrant's Quarterly  Report on Form
               10-Q for the quarter ended June 30, 1996)

    10.2       Second  Amendment dated  November 5,  1996 to  the Asset  Purchase Agreement  (Incorporated by
               reference to Exhibit 10.1  to Registrant's Quarterly Report on Form 10-Q for the quarter ended
               September 30, 1996)
